EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-56400) of H&R Block, Inc. of our report dated June 27, 2003 relating to the financial statements of the H&R Block Retirement Savings Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Kansas City, Missouri
June 30, 2003

19